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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION



                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 7, 2001


                               OWOSSO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    0-25066                   23-2756709
----------------------------          -----------            -------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)



            The Triad Building, 2200 Renaissance Boulevard, Suite 150
                            King of Prussia, PA 19406
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code (610) 275-4500



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Item 5.  Other Events

March 7, 2001 - King of Prussia, PA - Owosso Corporation (Nasdaq: OWOS) today announced that it was informed by The Nasdaq Stock Market, Inc. that trading of its shares will be moved from the Nasdaq National Market to the Nasdaq SmallCap Market effective with the open of business on March 8, 2001. Owosso's common stock will continue trading under its current symbol - OWOS. Daily trading volume and closing price will continue to be available on the same basis as previously available from on-line services, financial newspapers and general circulation newspapers.

As the market value of Owosso's public float (i.e., shares held by nonaffiliates) has fallen below $5,000,000, which is the minimum level required in order to remain on the Nasdaq National Market, Owosso elected to apply for listing of its common stock on the Nasdaq SmallCap Market in order to ensure the continuity of its Nasdaq listing and to protect the interests of Owosso's shareholders.



















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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           OWOSSO CORPORATION

Date: March 7, 2001                         By:  /s/ George B. Lemmon, Jr.
                                                 -------------------------
                                                     George B. Lemmon, Jr.
                                                     President and CEO